Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aravive, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2023, relating to the consolidated financial statements, of Aravive, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Raleigh, North Carolina

April 19, 2023